UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2024

INTRUSION INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39608	75-1911917
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 East Park Blvd, Suite 1200 Plano, Texas	75074
(Address of Principal Executive Offices)	(Zip Code)

(888) 637-7770

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	INTZ	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

As previously disclosed on the Current Report on Form 8-K filed by Intrusion Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on October 2, 2023, the Company received a written notice from the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that the closing bid price of the Company’s common shares over 30 consecutive trading days had fallen below $1.00 per share, which is the minimum closing bid price required to maintain listing on the Nasdaq Capital Market under Listing Rule 5550(a)(2) (the “Minimum Bid Requirement”). Additionally, as previously disclosed on the Current Report on Form 8-K filed by the Company with the SEC on October 27, 2023, the Company received a written notice from Nasdaq notifying the Company that its securities were subject to delisting based upon the Company's non-compliance with the $35 million market value of listed securities requirement ("MVLS") for continued listing on the Nasdaq Capital Market under Listing Rule 5550(b)(2). At that time, the Company indicated that it may, alternatively, seek to regain compliance under the Nasdaq listing criteria of maintaining $2.5 million stockholders’ equity under Listing Rule 5550(b)(1) (“Equity Standard”) as an alternative to the MVLS requirement and to satisfy compliance with Listing Rule 5550(b).

On November 2, 2023, the Company submitted a request for a hearing to Nasdaq concerning the notices, which hearing was held on February 1, 2024. At the hearing, the Company presented its plan for regaining and sustaining compliance with all applicable requirements for continued listing on Nasdaq before a Nasdaq Hearings Panel (“Panel”).

On February 8, 2024, the Company was notified that the Panel had granted the Company’s request for continued listing, and on February 15, 2024, the Company received a revised written notice from Nasdaq (the “Nasdaq Letter”) regarding the Panel’s grant of the Company’s request for continued listing on the Nasdaq Capital Market until April 23, 2024, subject to certain conditions, including creation of a new class of preferred stock and conversion of $8.98 million of its current debt, as described at the hearing. Subject to receipt of shareholder approval at the Company’s special meeting of shareholders to be held on March 15, 2024 (the “Special Meeting”), the Company expects to create a new class of preferred stock and to convert $8.98 million  in debt as soon as practicable following the Special Meeting.

To regain compliance with the Minimum Bid Requirement, the Company plans to effect a reverse stock split, also subject to shareholder approval at the Special Meeting.

The Nasdaq Letter also stated that the Panel does not have discretion to grant continued listing on the Nasdaq Capital Market beyond April 23, 2024. Accordingly, if the Company does not, as of April 23, 2024 (i) comply with the Minimum Bid Requirement, and (ii) meet the requirements of the Equity Standard, the Company’s common stock will be delisted from the Nasdaq Capital Market.

There can be no assurance that the Company will be able to (i) regain or maintain compliance with the Minimum Bid Requirement, and (ii) meet the requirements of the Equity Standard.

Forward-Looking Statements

Except for the factual statements made herein, information contained in this report consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and assumptions that are difficult to predict. Words such as “will,” “may,” “expects,” “should,” “plans,” and similar expressions, or the use of future tense, identify forward-looking statements, but their absence does not mean a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and actual actions or events could differ materially from those contained in such statements. For example, there can be no assurance that the Company will be able to timely file an appeal to the Nasdaq Hearings Panel, that the Nasdaq Hearings Panel will grant an extension, or that the Company will meet Nasdaq compliance standards for continued listing on the Nasdaq Capital Market. The risks included are not exhaustive; for a more detailed description of these uncertainties and other factors, see the other risk factors set forth from time to time in the Company’s filings with the Securities and Exchange Commission, copies of which are available for free at www.sec.gov or upon request from the Company’s Investor Relations Department. All information provided in this release is as of the date hereof and the Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTRUSION INC.

Dated: February 21, 2024	By:	/s/ Kimberly Pinson
Kimberly Pinson
Chief Financial Officer

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